                                                                 EXHIBIT 3(4)(a)

                              Amendment to Bylaws
                              -------------------

          RESOLVED, that Article II, Section 8 of the Bylaws of the Corporation
          --------
     be, and it hereby is, amended and restated in its entirety to read as set forth in the attached Exhibit B.
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                                   EXHIBIT B
                                   ---------

                          PROPOSED REVISION TO BYLAWS
                          ---------------------------

Article II, Section 8
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       Each director shall retire from the Board not later than the date of the annual meeting of the stockholders of the Corporation next following his or her 70th birthday.